CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the incorporation by reference in the Registration Statement (No. 333-97399) on Form S-8 of BUCS Financial Corp of our report dated March 14, 2006, relating to the consolidated balance sheets of BUCS Financial Corp as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 2005 annual report on Form 10-KSB of BUCS Financial Corp.


                                               /s/ Stegman & Company



Baltimore, Maryland
March 29, 2006